Exhibit 3

RAMIUS LLC

599 Lexington Avenue, 20th Floor

New York, New York 10022

July 28, 2008

BY FACSIMILE AND FEDERAL EXPRESS

Leucadia National Corporation

315 Park Avenue South

New York, New York 1010

Attn: Joseph S. Steinberg

Re:	AmeriCredit Corp. (“AmeriCredit”) / Notice of Termination of Joint Filing Agreement

Dear Joe:

The undersigned hereby terminates his/its obligations under that certain Joint Filing Agreement dated January 22, 2008, as amended on February 7, 2008, effective immediately.

Very truly yours,

RCG SEXTANT MASTER FUND, LTD.

By: Ramius LLC

Its Investment Manager

By: C4S & Co., L.L.C.

As Managing Member

RCG ENTERPRISE, LTD

By: Ramius LLC

Its Investment Manager

By: C4S & Co., L.L.C.

As Managing Member

RAMIUS LLC

By: C4S & Co., L.L.C.

As Managing Member

C4S & CO., LLC

By:	/s/ Jeffrey M. Solomon

Name: Jeffrey M. Solomon

Title:  Authorized Signatory

/s/ Jeffrey M. Solomon

JEFFREY M. SOLOMON

Individually and as attorney-in-fact for

Peter A. Cohen , Morgan B. Stark and

Thomas W. Strauss

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